UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2012

LIQUIDITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51813	52-2209244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (202) 467-6868

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 13, 2012, Liquidity Services, Inc. (the “Company”) and Bank of America, N.A. (the “Lender”) entered into the Second Amendment to Financing and Security Agreement (the “Second Amendment”) to the Financing and Security Agreement, dated April 30, 2010, as amended, by and between the Company and the Lender (the “Financing Agreement”).  The Second Amendment amended the Financing Agreement to, among other changes, increase the revolving credit committed amount from $30,000,000 to $75,000,000 and extend the expiration date of the credit facility from May 31, 2013 to May 31, 2014.  The Second Amendment additionally amended the covenants contained in the Financing Agreement to require the Company to maintain a ratio of Funded Debt to EBITDA of not more than 2.50 to 1.00.

The above summary is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Second Amendment to Financing and Security Agreement, dated March 13, 2012, by and between Liquidity Services, Inc. and Bank of America, N.A.

10.2	Amended and Restated Revolving Credit Note, dated March 13, 2012, issued by Liquidity Services, Inc. to Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

	By:	/s/ James E. Williams
Name: James E. Williams Title: Vice President, General Counsel and Corporate Secretary

Date: March 16, 2012

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Financing and Security Agreement, dated March 13, 2012, by and between Liquidity Services, Inc. and Bank of America, N.A.

10.2	Amended and Restated Revolving Credit Note, dated March 13, 2012, issued by Liquidity Services, Inc. to Bank of America, N.A.